Exhibit 4.4

Form of Right Certificate

NUMBER	RIGHTS

ARC GROUP SECURITIES ACQUISITION II
INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [●]

THIS CERTIFIES THAT, for value received __________________________

is the registered holder of a right or rights (each, a “Right”) to receive one-quarter (1/4) of one Class A ordinary share, of US$0.0001 par value each (“Ordinary Shares”), of ARC Group Securities Acquisition II (the “Company”) for each Right evidenced by this Rights Certificate on the Company’s consummation of an initial Business Combination (as defined in the Company’s amended and restated memorandum and articles of association, as amended and restated from time to time (“Articles”), and the prospectus relating to the Company’s initial public offering (“Prospectus”)) upon surrender of this Right Certificate pursuant to the Rights Agency Agreement between the Company and Odyssey Trust Company, as Rights Agent. In no event will the Company be required to net cash settle any Right or issue a fractional Ordinary Share.

Upon the liquidation of the Company in the event that an initial Business Combination is not consummated within the period of time set forth in, or such later time as the shareholders of the Company may approve in accordance with, the Articles, the Right(s) shall expire and be worthless. The holder of a Right shall have no right or interest of any kind in the Company’s Trust Account (as defined in the Articles and the Prospectus).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of the Rights Agent, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge. The Company shall not issue fractional Ordinary Shares upon conversion of the Rights. The Company reserves the right to deal with any fractional entitlement at the relevant time in accordance with the Articles, the Companies Act (as amended) of the Cayman Islands and other applicable law (as provided in the Rights Agreement).

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

This Right does not entitle the registered holder to any of the rights of a shareholder of the Company.

Dated: _______________________________________
PRESIDENT	CHIEF FINANCIAL OFFICER
Odyssey Transfer and Trust Company

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT	–	Custodian
			(Cust)	(Minor)
TEN ENT	– as tenants by the entireties
JT TEN	– as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional Abbreviations may also be used though not in the above list.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Articles, the Rights Agreement and all amendments thereto (copies of which may be obtained from the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________Attorney to transfer said rights on the books of the within named Company with full power of substitution in the premises.

Dated __________________________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall have no right or interest of any kind in or to the funds held in the Trust Account (as defined in the Articles and the Prospectus).